[STATE SEAL]	DEAN HELLER
Secretary of State
206 North Carson Street, Ste 1
	Carson City, Nevada 89701-4299	Filed in the office of	Document Number
	(775) 684-5708	/s/ Dean Heller	20050159149-56
	Website: secretaryofstate.biz		Filing Time and Date
		Dean Heller	05/02/2005 10:07 AM
Articles of Incorporation		Secretary of State	Entity Number
		State of Nevada	E0252752005-2
(PURSUANT TO NRS 78)

Important. Read attached instructions before completing form.		ABOVE SPACE IS FOR OFFICE USE ONLY

1.	Name of Corporation:	Lions Gate Lighting Corp.

2.	Resident Agent Name and Street Address:	The Nevada Agency and Trust Company
Name
	(must be a Nevada address where process may be served).	50 West Liberty Street, Suite 880			Reno	NEVADA	89501
		Street Address			City		Zip Code

		Optional Mailing Address			City	State	Zip Code

3.	Shares:
	(number of shares corporation authorized to issue)	Number of shares				Number of shares
		with par value:	100,000,000	Par value: $	0.001	without par value:	Nil, See Schedule "A"

4.	Names & Addresses of Board of Directors/Trustees:	1.			Robert Aird Fraser
Name
		4545 Strathcona Road			North Vancouver	B.C.	V7G 1G7
	(attach additional page where there is more than 3 directors/trustees)	Street Address			City	State	Zip Code
		2.			William John Grossholz
Name
		5759 Westport Road			West Vancouver	B.C.	V7W 2X7
		Street Address			City	State	Zip Code
		3.			Robert Stephen McIsaac
Name
		3475 Fromme Road			North Vancouver	B.C.	V7K 2E4
		Street Address			City	State	Zip Code

5.	Purpose:	The purpose of this Corporation shall be:
	(optional-see instructions)	to engage in any lawful act or activity under the general corporation law of Nevada

6.	Names, Address and Signature of Incorporator:	Robert Aird Fraser
		Name			Signature
	(attach additional page if there is more than 1 incorporator)	4545 Strathcona Road			North Vancouver	B.C.	V7G 1G7
		Address			City	State	Zip Code

7.	Certificate of Acceptance of Appointment of Resident Agent:	I hereby accept appointment as Resident Agent for the above named corporation.
		/s/ AMANDA CARDINALLI					APRIL 29, 2005
		Authorized Signature of R.A. or On Behalf of R.A. Company					Date

This form must be accompanied by appropriate fees. See attached fee schedule.	Nevada Secretary of State Form 78 ARTICLES 20C3
Revised on: 09/29/03

LIONS GATE LIGHTING CORP.

SCHEDULE "A"

List of Additional Directors

NAME	TITLE(S)
William John Grossholz	DIRECTOR
ADDRESS	CITY	ST	ZIP
5759 Westport Road	West Vancouver	B.C.	V7W 2X7

NAME	TITLE(S)
Robert Stephen McIsaac	DIRECTOR
ADDRESS	CITY	ST	ZIP
3475 Fromme Road	North Vancouver	B.C.	V7K 2E4

Schedule "A"

ARTICLES OF INCORPORATION
OF
LIONS GATE LIGHTING CORP.

Article 3
SHARES

Section 1.01 Number and Classes. The total number of shares of authorized capital stock of the Corporation shall consist of one hundred million (100,000,000) shares of Common stock, par value $0.001 per share.

Section 1.02 Preferred Stock. Shares of Preferred Stock may be issued from time to time in one or more series, each of which is to have a distinctive designation specified in the resolution of the Board of Directors providing for the issuance of such Preferred Stock from time to time. Each series of Preferred Stock:

(a)	may have such number of shares;

(b)	may have such voting powers, full or limited;

(c)	may be subject to redemption upon such terms and conditions;

(d)
may be entitled to receive dividends (which may be cumulative or non-cumulative) payable in cash, property, rights or securities at such rate or rates, on such conditions, from such date or dates, and at such times, and payable in preference to, or in such relation to, the dividends payable or any other class or series of stock;

(e)	may have such rights and preferences upon the dissolution of liquidation (whether voluntary or involuntary) of the Corporation;

(f)	may be made convertible into or exchangeable for other securities, or cash, or other property or rights at such price or prices or at such rates of exchange, and with such adjustments;

(g)	may be entitled to the benefit of a sinking fund to be applied to the redemption of shares of such series upon such terms and in such amount or amounts;

(h)	may be subject to such restrictions as to issuance or as to the powers, preferences or rights of any such other series; and

(i)	may have such other preferences and relative rights;

as in such instance is stated in the resolution of the Board of Directors providing for the issuance of such Preferred Stock. Except where otherwise set forth in such resolution or resolutions, the number of shares comprising such series may be increased or decreased (but not below the number of shares then outstanding from time to time) by like action of the Board of Directors. Shares of any series of Preferred Stock, which have been redeemed (whether through the operation of a sinking fund or otherwise) by the Corporation, or which, if convertible or exchangeable, have been converted into or exchanged for shares of stock of any other class, will have the status of authorized but unissued shares of Preferred Stock and may be reissued as part of the series of which they were originally a part or may be reclassified and reissued as part of a new series of Preferred Stock created by resolution of resolutions of the Board of Directors or as part of any other series of Preferred Stock, all subject to the conditions or restriction on issuance set forth in the resolution or resolutions adopted by the Board of Directors providing for the issuance of any series of Preferred Stock and to any filing required by law.

3